UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 29, 2019

Galem Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-213608	38-3995730
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 Howard Hughes Parkway, Ste. 500S

Las Vegas, NV 89169-6014

(Address of principal executive offices)

(702) 960-0696

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.01 Changes in Control of Registrant.

On September 4, 2019, as a result of a private transactions, 3,000,000 shares of common stock (the “Shares”) of Galem Group, Inc. (the “Company”), were transferred from Emiliya Galfinger to Jun Chen (the “Purchaser”). As a result, Mr. Jun Chen became a 75.57% holder of the voting rights of the issued and outstanding share capital of the Company on a fully-diluted basis of the Company, and became the controlling shareholder. The consideration paid for the Shares was $300,000. The consideration per share was $0.10. The source of the cash consideration for the Shares was personal funds of the Purchaser. In connection with the transaction, Emiliya Galfinger released the Company from all debts owed to her.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2019, the existing director and officer resigned immediately. Accordingly, Emiliya Galfinger, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director. At the effective date of the transfer, Mr. Jun Chen consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Mr. Jun Chen, age 41, Jun Chen has worked as the General manager of Shenzhen JunJiaCheng Enterprises Management Co., Ltd. He is responsible for the company's business management, trade as well as management solutions for customers and has been highly appreciated by the customers.

Jun Chen has also offered legal services for international companies like ATMD Ltd, "K" Line (Hong Kong) Ltd, IMEDCO Technology Co. Ltd, TOYOFLEX (H.K) CO.LTD, SHARP ELECTRONICS(MALAYSIA) SDN. BHD, SMK, STAR MICRONICS CO LTD, Wah Shing (BVI) Ltd and IMEDCO Technology Co. Ltd.

From 2015, he has been the Senior Partner and Executive Director of Management Committee of Guangdong LianRui Law firm/ Xin Rui Service Group and Senior Consultant of Taiwan Production Industrial Association. From 2016, he has been the Senior Consultant of Hong Kong Council for the Promotion Trade. From 2017, he has been the Standing Director of Shenzhen Municipal Purchase Association.

Mr. Jun Chen has been appointed as a Chief Executive Officer, President, Secretary, Treasurer and Chairman of Board of Directors of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	STOCK PURCHASE AGREEMENT, DATED August 29, 2019, BY AND AMONG EMILIYA GALFINGER, JUN CHEN, AND THE COMPANY.
99.2	DIRECTORS RESOLUTIONS, DATED August 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 4, 2019

Galem Group, Inc.

/s/ Jun Chen
By:	Jun Chen
Title:	President

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	STOCK PURCHASE AGREEMENT, DATED August 29, 2019, BY AND AMONG EMILIYA GALFINGER, JUN CHEN, AND THE COMPANY.
99.2	DIRECTORS RESOLUTIONS, DATED August 29, 2019.